UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 28, 2007

MARKWEST ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-31239	27-0005456
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1515 Arapahoe Street, Tower 2, Suite 700, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-925-9200

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒   Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — Registrant’s Business and Operations

ITEM 1.01.   Entry into a Material Definitive Agreement.

On September 28, 2007, MarkWest Energy Partners, L.P. (“MarkWest”) entered into an engineering, procurement and construction contract with Linde BOC Process Plants, LLC for an approximate $100 million expansion of MarkWest’s Javelina plant, located in Corpus Christi, Texas.  This expansion involves the installation of a steam methane reformer (“SMR”) facility for the recovery of high purity hydrogen.  This new facility’s production will support a 20-year hydrogen supply agreement entered into between MarkWest Blackhawk, L.P., a wholly owned subsidiary of MarkWest, and CITGO Refining and Chemicals Company L.P. (“CITGO”), on September 28, 2007.

MarkWest will begin construction of the SMR facility at its Javelina plant in the fourth quarter of 2007 and expects to commence delivering high-purity hydrogen in early 2010.  Once operational, the SMR facility will have the capacity to deliver 33 million cubic feet per day of high-purity hydrogen.  In addition to the SMR facility, MarkWest will construct a delivery pipeline from the Javelina plant to the CITGO facility.

ITEM 9.01. Financial Statements and Exhibits

(d)        Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press release dated October 4, 2007, announcing construction of $100 million expansion of Javelina plant.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST ENERGY PARTNERS, L.P.
(Registrant)

Date: October 4, 2007	By:	/s/ NANCY K. BUESE
Nancy K. Buese Senior Vice President and Chief Financial Officer